CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266514 on Form S-6 of our report dated October 7, 2022, relating to the financial statement of FT 10326, comprising Diversified Equity Strategic Allocation Port. 4Q '22 - Term 1/16/24, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 7, 2022